UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2014
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 6, 2014, Universal Technical Institute, Inc. issued a press release reporting plans to open a new campus in Long Beach, California while restructuring the organization to better align with new, streamlined processes as well as current student populations at its existing campuses.

The first phase of the restructuring, completed in the fourth quarter of 2014, impacted approximately 50 employees. Severance and outplacement charges relating to this reduction will impact the fourth quarter pre-tax earnings by approximately $1.3 million and are expected to provide operating expense savings in compensation and related benefits in 2015 of approximately $5.2 million. The second phase of this restructuring, with reductions and related charges of similar magnitude, is expected to be completed in the first quarter of 2015.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

October 6, 2014	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated	October 6, 2014